Exhibit 99.1

B&G Foods Reports Financial Results for Fourth Quarter and Full Year 2024

Parsippany, N.J., February 25, 2025—B&G Foods, Inc. (NYSE: BGS) today announced financial results for the fourth quarter and full year 2024. Financial results for the fourth quarter and full year 2024 reflect the impact of the Green Giant U.S. shelf-stable divestiture during the fourth quarter of 2023.

Summary

	Fourth Quarter of 2024		Fiscal Year 2024
(In millions, except per share data)		Change vs.		Change vs.
	Amount	Q4 2023	Amount	FY 2023
Net Sales	$551.6	(4.6)%	$1,932.5	(6.3)%
Base Business Net Sales (1)	$551.6	(1.9)%	$1,932.6	(3.3)%
Diluted EPS	$(2.81)	NM	$(3.18)	257.3%
Adj. Diluted EPS (1)	$0.31	3.3%	$0.70	(29.3)%
Net Loss	$(222.4)	NM	$(251.3)	279.5%
Adj. Net Income (1)	$24.6	4.6%	$55.7	(24.6)%
Adj. EBITDA (1)	$86.1	(0.8)%	$295.4	(7.1)%

Guidance for Full Year Fiscal 2025

●	Net sales range of $1.890 billion to $1.950 billion.
●	Adjusted EBITDA range of $290.0 million to $300.0 million.
●	Adjusted diluted earnings per share range of $0.65 to $0.75.

Commenting on the results, Casey Keller, President and Chief Executive Officer of B&G Foods, stated, “B&G Foods’ fourth quarter results were in line or slightly above expectations, with some improvement versus prior quarters. We expect first half fiscal 2025 trends to continue to be soft, with sequential improvement in the second half of the year as we lap consumer purchasing changes following high inflation across the packaged foods industry.”

Financial Results for the Fourth Quarter of 2024

Net sales for the fourth quarter of 2024 decreased $26.5 million, or 4.6%, to $551.6 million from $578.1 million for the fourth quarter of 2023. The decrease was primarily attributable to the Green Giant U.S. shelf-stable divestiture, a decrease in unit volume, and the negative impact of foreign currency, partially offset by an increase in net pricing and the impact of product mix. Net sales of the Green Giant U.S. shelf-stable product line, which the Company divested on November 8, 2023, were $15.9 million in the fourth quarter of 2023.

Base business net sales for the fourth quarter of 2024 decreased $10.7 million, or 1.9%, to $551.6 million from $562.3 million for the fourth quarter of 2023. The decrease in base business net sales was driven by a decrease in unit volume of $12.4 million, or 2.2%, and the negative impact of foreign currency of $0.4 million, partially offset by an increase in net pricing and the impact of product mix of $2.1 million, or 0.4% of base business net sales.

Gross profit was $118.7 million for the fourth quarter of 2024, or 21.5% of net sales. Adjusted gross profit(1), which excludes the negative impact of $3.7 million of acquisition/divestiture-related expenses and non-recurring expenses included in cost of goods sold during the fourth quarter of 2024, was $122.3 million, or 22.2% of net sales. Gross profit was $125.2 million for the fourth quarter of 2023, or 21.7% of net sales. Adjusted gross profit, which excludes the negative impact of $1.6 million of acquisition/divestiture-related expenses and non-recurring expenses included in cost of goods sold during the fourth quarter of 2023, was $126.7 million, or 21.9% of net sales.

Selling, general and administrative expenses decreased $2.9 million, or 5.5%, to $50.3 million for the fourth quarter of 2024 from $53.2 million for the fourth quarter of 2023. The decrease was composed of decreases in consumer marketing expenses of $1.7 million, general and administrative expenses of $1.1 million, warehousing expenses of $0.7 million, and selling expenses of $0.2 million, partially offset by an increase in acquisition/divestiture-related and non-recurring expenses of $0.8 million. Expressed as a percentage of net sales, selling, general and administrative expenses improved by 0.1 percentage points to 9.1% for the fourth quarter of 2024, as compared to 9.2% for the fourth quarter of 2023.

During the fourth quarter of 2024, the Company recorded pre-tax, non-cash impairment charges of $320.0 million related to intangible trademark assets for the Green Giant, Victoria, Static Guard and McCann’s brands. See “Impairment of Intangible Assets” below. During the fourth quarter of 2023, the Company recorded pre-tax, non-cash impairment charges of $20.5 million related to intangible trademark assets for the Baker’s Joy, Molly McButter, Sugar Twin and New York Flatbreads brands.

Net interest expense decreased $0.6 million, or 1.4%, to $39.6 million for the fourth quarter of 2024 from $40.2 million for the fourth quarter of 2023. The decrease was primarily attributable to a reduction in average long-term debt outstanding during the fourth quarter of 2024 as compared to the fourth quarter of 2023, partially offset by higher blended interest rates on the Company’s long-term debt during the fourth quarter of 2024 compared to the fourth quarter of 2023, as well as a non-cash loss on extinguishment of debt during the fourth quarter of 2024 of $0.2 million, net of the accelerated amortization of deferred debt financing costs, related to the Company’s redemption in full of its then remaining outstanding 5.25% senior notes due 2025.

The Company had a net loss of $222.4 million, or $2.81 per diluted share, for the fourth quarter of 2024, compared to net income of $2.6 million, or $0.03 per diluted share, for the fourth quarter of 2023. The decrease in net income and diluted earnings per share were primarily attributable to the pre-tax, non-cash impairment charges of $320.0 million related to intangible trademark assets in the fourth quarter of 2024, and a reduction in base business net sales for the fourth quarter of 2024 compared to the fourth quarter of 2023, partially offset by the pre-tax, non-cash impairment charges of $20.5 million related to intangible trademark assets, and an additional net loss on sale of assets relating to the Green Giant U.S. shelf-stable divestiture of $4.8 million, each recorded in the fourth quarter of 2023.

The Company’s adjusted net income for the fourth quarter of 2024 was $24.6 million, or $0.31 per adjusted diluted share, compared to adjusted net income of $23.5 million, or $0.30 per adjusted diluted share, for the fourth quarter of 2023.

For the fourth quarter of 2024, adjusted EBITDA was $86.1 million, a decrease of $0.7 million, or 0.8%, compared to $86.8 million for the fourth quarter of 2023. The decrease in adjusted EBITDA was primarily attributable to the reduction of base business net sales in the fourth quarter of 2024, the impact of the Green Giant U.S. shelf-stable divestiture and the negative impact of foreign currency on the cost of goods sold for products manufactured at the Company’s Green Giant manufacturing facility in Mexico, partially offset by a decrease in selling, general and administrative expenses. Adjusted EBITDA as a percentage of net sales was 15.6% for the fourth quarter of 2024, compared to 15.0% for the fourth quarter of 2023.

Financial Results for Full Year Fiscal 2024

Net sales for fiscal 2024 decreased $129.8 million, or 6.3%, to $1,932.5 million from $2,062.3 million for fiscal 2023. The decrease was primarily attributable to a decrease in base business net sales and the Green Giant U.S. shelf-stable divestiture. Net sales of the Green Giant U.S. shelf-stable product line, which the Company divested on November 8, 2023, were $64.4 million in fiscal 2023.

Base business net sales for fiscal 2024 decreased $65.4 million, or 3.3%, to $1,932.6 million from $1,998.0 million for fiscal 2023. The decrease in base business net sales was driven by a decrease in unit volume of $51.1 million, or 2.6%, a decrease in net pricing and the impact of product mix of $13.4 million, or 0.7% of base business net sales, and the negative impact of foreign currency of $0.9 million.

Gross profit was $422.0 million for fiscal 2024, or 21.8% of net sales. Adjusted gross profit, which excludes the negative impact of $6.0 million of acquisition/divestiture-related expenses and non-recurring expenses included in cost of goods sold during fiscal 2024, was $427.9 million, or 22.1% of net sales. Gross profit was

$455.5 million for fiscal 2023, or 22.1% of net sales. Adjusted gross profit, which excludes the negative impact of $2.9 million of acquisition/divestiture-related expenses and non-recurring expenses included in cost of goods sold during fiscal 2023, was $458.4 million, or 22.2% of net sales.

Selling, general and administrative expenses decreased $7.9 million, or 4.1%, to $188.1 million for fiscal 2024 from $196.0 million for fiscal 2023. The decrease was composed of decreases in consumer marketing expenses of $4.7 million, selling expenses of $3.9 million and warehousing expenses of $2.3 million, partially offset by increases in general and administrative expenses of $2.8 million and acquisition/divestiture-related and non-recurring expenses of $0.2 million. Expressed as a percentage of net sales, selling, general and administrative expenses increased by 0.2 percentage points to 9.7% for fiscal 2024, as compared to 9.5% for fiscal 2023.

During fiscal 2024, the Company recorded pre-tax, non-cash impairment charges of $320.0 million related to intangible trademark assets for the Green Giant, Victoria, Static Guard and McCann’s brands in the fourth quarter, and $70.6 million related to goodwill for the Company’s Frozen & Vegetables reporting unit in the first quarter. See “Impairment of Intangible Assets” below. During fiscal 2023, the Company recorded pre-tax, non-cash impairment charges of $20.5 million related to intangible trademark assets for the Baker’s Joy, Molly McButter, Sugar Twin and New York Flatbreads brands.

Net interest expense increased $6.1 million, or 4.0%, to $157.4 million for fiscal 2024 from $151.3 million for fiscal 2023. The increase was primarily attributable to higher blended interest rates on the Company’s long-term debt during fiscal 2024 compared to fiscal 2023, partially offset by a reduction in average long-term debt outstanding during fiscal 2024 compared to fiscal 2023. Net interest expense during fiscal 2024 was negatively impacted by a non-cash loss on extinguishment of debt of $2.1 million and debt refinancing costs of $1.1 million related to the Company’s refinancing of its senior secured credit facility, and the accelerated amortization of deferred debt financing costs of $0.5 million resulting from the retirement of long-term debt during fiscal 2024. In addition, net interest expense for fiscal 2023 was reduced by $0.9 million as a result of a net gain on extinguishment of debt, net of the accelerated amortization of deferred debt financing costs, related to the Company’s repurchase of a portion of its then outstanding 5.25% senior notes due 2025.

The Company had a net loss of $251.3 million, or $3.18 per diluted share, for fiscal 2024, compared to a net loss of $66.2 million, or $0.89 per diluted share, for fiscal 2023. The Company’s net loss for fiscal 2024 was primarily attributable to the pre-tax, non-cash impairment charges of $320.0 million related to intangible trademark assets in the fourth quarter of 2024, pre-tax, non-cash impairment charges of $70.6 million recorded during the first quarter of 2024 for the impairment of goodwill within the Company’s Frozen & Vegetables reporting unit, the reduction of base business net sales in fiscal 2024, and the impact of the Green Giant U.S. shelf-stable divestiture. The Company’s net loss for fiscal 2023 was primarily attributable to a loss on sale of assets relating to the Green Giant U.S. shelf-stable divestiture of $137.7 million, of which $132.9 million was recorded during the third quarter and $4.8 million was recorded during the fourth quarter.

The Company’s adjusted net income for fiscal 2024 was $55.7 million, or $0.70 per adjusted diluted share, compared to adjusted net income of $73.9 million, or $0.99 per adjusted diluted share, for fiscal 2023. The reduction in adjusted net income and adjusted diluted earnings per share in fiscal 2024 was primarily attributable to the reduction in base business net sales in fiscal 2024, the impact of the Green Giant U.S. shelf-stable divestiture, and the negative impact of foreign currency on the cost of goods sold for products manufactured at the Company’s Green Giant manufacturing facility in Mexico. The Company’s adjusted diluted earnings per share for fiscal 2024 was also negatively impacted by an increase to the weighted average shares outstanding in fiscal 2024 compared to fiscal 2023.

For fiscal 2024, adjusted EBITDA was $295.4 million, a decrease of $22.6 million, or 7.1%, compared to $318.0 million for fiscal 2023. Adjusted EBITDA as a percentage of net sales was 15.3% for fiscal 2024, compared to 15.4% for fiscal 2023.

Segment Results(2)

Historically, the Company operated in a single industry segment. However, beginning with the first quarter of 2024, the Company now operates in, and has begun reporting results by, four business segments. This change stemmed from the Company’s recent formation and the evolution of the Company’s four business units: Specialty, Meals, Frozen & Vegetables and Spices & Flavor Solutions, which are further described below. Prior period segment results in this earnings press release have been recast to reflect the change from one single business segment to four business segments.

Specialty — includes, among others, the Crisco, Clabber Girl, Bear Creek, Polaner, Underwood, B&G, Grandma’s, New York Style, Don Pepino, Sclafani, B&M, Baker’s Joy, Regina, TrueNorth, Static Guard, SugarTwin and Brer Rabbit brands.

Meals — includes, among others, the Ortega, Maple Grove Farms, Cream of Wheat, Las Palmas, Victoria, Mama Mary’s, Spring Tree, McCann’s, Carey’s and Vermont Maid brands.

Frozen & Vegetables — includes the Green Giant and Le Sueur brands.

Spices & Flavor Solutions — includes, among others, the Dash, Spice Islands, Weber, Ac’cent, Tone’s, Trappey’s, Durkee and Wright’s brands.

Specialty Segment Results

Specialty segment results were as follows (dollars in thousands):

	Fourth Quarter				Fiscal Year
	Ended				Ended
	December 28,	December 30,			December 28,	December 30,
	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change
Specialty segment net sales	$216,732	$227,263	$(10,531)	(4.6)%	$679,076	$722,429	$(43,353)	(6.0)%
Specialty segment adjusted expenses	156,786	170,059	(13,273)	(7.8)%	508,939	552,016	(43,077)	(7.8)%
Specialty segment adjusted EBITDA	$59,946	$57,204	$2,742	4.8%	$170,137	$170,413	$(276)	(0.2)%

For the fourth quarter and full year 2024, the decrease in Specialty segment net sales was primarily due to lower Crisco pricing, driven by decreased commodity costs, coupled with modest declines in volumes across the Specialty business unit in the aggregate. The increase in Specialty segment adjusted EBITDA for the fourth quarter of 2024 was primarily due to decreased costs in certain raw materials, partially offset by a decrease in net sales. Specialty segment adjusted EBITDA was essentially flat for fiscal year 2024 primarily due to lower net sales, mostly offset by decreased costs in certain raw materials and favorable product mix.

Meals Segment Results

Meals segment results were as follows (dollars in thousands):

	Fourth Quarter				Fiscal Year
	Ended				Ended
	December 28,	December 30,			December 28,	December 30,
	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change
Meals segment net sales	$122,895	$125,327	$(2,432)	(1.9)%	$462,397	$477,567	$(15,170)	(3.2)%
Meals segment adjusted expenses	94,635	97,239	(2,604)	(2.7)%	361,344	374,521	(13,177)	(3.5)%
Meals segment adjusted EBITDA	$28,260	$28,088	$172	0.6%	$101,053	$103,046	$(1,993)	(1.9)%

For the fourth quarter and full year 2024, the decrease in Meals segment net sales was primarily due to a decrease in volumes across the Meals business unit in the aggregate, partially offset by an increase in net pricing and product mix. Meals segment adjusted EBITDA was essentially flat for the fourth quarter of 2024. The decrease in Meals segment adjusted EBITDA for fiscal 2024 was primarily due to a decrease in net sales.

Frozen & Vegetables Segment Results

Frozen & Vegetables segment results were as follows (dollars in thousands):

	Fourth Quarter				Fiscal Year
	Ended				Ended
	December 28,	December 30,			December 28,	December 30,
	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change
Frozen & Vegetables segment net sales	$110,137	$128,546	$(18,409)	(14.3)%	$395,785	$473,570	$(77,785)	(16.4)%
Frozen & Vegetables segment adjusted expenses	113,412	127,117	(13,705)	(10.8)%	386,263	446,482	(60,219)	(13.5)%
Frozen & Vegetables segment adjusted EBITDA	$(3,275)	$1,429	$(4,704)	(329.2)%	$9,522	$27,088	$(17,566)	(64.8)%

For the fourth quarter and full year 2024, the decrease in Frozen & Vegetables segment net sales was primarily due to the Green Giant U.S. shelf-stable divestiture (which negatively impacted net sales versus the prior year period by $15.9 million and $64.5 million, respectively), a decrease in net pricing and a decline in volumes. The decrease in Frozen & Vegetables segment adjusted EBITDA was primarily due to the negative impact of foreign currency on Green Giant raw material and manufacturing costs, an increase in raw material costs, the Green Giant U.S. shelf-stable divestiture and a decrease in net sales.

Spices & Flavor Solutions Segment Results

Spices & Flavor Solutions segment results were as follows (dollars in thousands):

	Fourth Quarter				Fiscal Year
	Ended				Ended
	December 28,	December 30,			December 28,	December 30,
	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change
Spices & Flavor Solutions segment net sales	$101,804	$96,992	$4,812	5.0%	$395,196	$388,747	$6,449	1.7%
Spices & Flavor Solutions segment adjusted expenses	75,781	71,612	4,169	5.8%	284,348	276,502	7,846	2.8%
Spices & Flavor Solutions segment adjusted EBITDA	$26,023	$25,380	$643	2.5%	$110,848	$112,245	$(1,397)	(1.2)%

For the fourth quarter and full year 2024, the increase in Spices & Flavor Solutions segment net sales was primarily due to increased volumes across the Spices & Flavor Solutions business unit in the aggregate. Fourth quarter 2024 Spices & Flavor Solutions segment net sales also benefited from higher net pricing and product mix. Fiscal year 2024 Spices & Flavor Solutions net sales were negatively impacted by lower net pricing and product mix. The increase in Spices & Flavor Solutions segment adjusted EBITDA for the fourth quarter of 2024 was primarily due to the increase in net sales, partially offset by increases in raw material costs. The decrease in Spices & Flavor Solutions segment adjusted EBITDA for fiscal 2024 was primarily due to increases in trade spending, the impact of product mix and increases in raw material costs, partially offset by an increase in net sales.

Impairment of Intangible Assets

The Company annually tests its indefinite-lived intangible assets at least annually and whenever events or circumstances occur indicating that goodwill or indefinite-lived intangible assets might be impaired. The Company tests indefinite-lived intangible assets by comparing the fair values with the carrying values and recognize a loss for the difference. Estimating the fair value for these purposes requires significant estimates and assumptions by management, including future cash flows consistent with management’s expectations, annual sales growth rates, and certain assumptions underlying a discount rate based on available market data. Significant management judgment is necessary to estimate the impact of competitive operating, macroeconomic and other factors to estimate the future levels of sales and cash flows.

Our annual impairment testing during the fourth quarter of 2024 resulted in the Company recording pre-tax, non-cash impairment charges of $320.0 million related to intangible trademark assets for the Green Giant, Victoria, Static Guard and McCann’s brands. Green Giant is part of the Frozen & Vegetables segment; Victoria and McCann’s are part of the Meals segment; and Static Guard is part of the Specialty segment. These charges reflect partial impairments of each brand as net sales and contributions to the Company’s operating results for each of these brands have not met the Company’s expectations.

As previously reported, in connection with the Company’s transition from one reportable segment to four reportable segments during the first quarter of 2024, the Company reassigned assets and liabilities, including goodwill, between four reporting units (which are the same as the Company’s reportable segments) and completed a goodwill impairment test, both prior to and subsequent to the change, comparing the fair values of the reporting units to the carrying values. The goodwill impairment test resulted in the Company recognizing pre-tax, non-cash goodwill impairment charges of $70.6 million within its Frozen & Vegetables reporting unit during the first quarter of 2024.

Full Year Fiscal 2025 Guidance

For fiscal 2025, net sales are expected to be $1.890 billion to $1.950 billion, adjusted EBITDA is expected to be $290.0 million to $300.0 million, and adjusted diluted earnings per share are expected to be $0.65 to $0.75.

B&G Foods provides earnings guidance only on a non-GAAP basis and does not provide a reconciliation of the Company’s forward-looking adjusted EBITDA and adjusted diluted earnings per share guidance to the most directly comparable GAAP financial measures because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for deferred taxes; acquisition/divestiture-related expenses, gains and losses (which may include third-party fees and expenses, integration, restructuring and consolidation expenses, amortization of acquired inventory fair value step-up and gains and losses on the sale of certain assets); gains and losses on extinguishment of debt; impairment of assets held for sale; impairment of intangible assets; non-recurring expenses, gains and losses; and other charges reflected in the Company’s reconciliation of historic non-GAAP financial measures, the amounts of which, based on past experience, could be material. For additional information regarding B&G Foods’ non-GAAP financial measures, see “About Non-GAAP Financial Measures and Items Affecting Comparability” below.

Conference Call

B&G Foods will hold a conference call at 4:30 p.m. ET today, February 25, 2025 to discuss fourth quarter 2024 financial results. The live audio webcast of the conference call can be accessed at www.bgfoods.com/investor-relations. A replay of the webcast will be available following the conference call through the same link.

About Non-GAAP Financial Measures and Items Affecting Comparability

“Adjusted net income” (net income (loss) adjusted for certain items that affect comparability), “adjusted diluted earnings per share” (diluted earnings (loss) per share adjusted for certain items that affect comparability), “base business net sales” (net sales without the impact of acquisitions until the acquisitions are included in both comparable periods and without the impact of discontinued or divested brands), “EBITDA” (net income (loss) before net interest expense, income taxes, and depreciation and amortization), “adjusted EBITDA” (EBITDA as adjusted for cash and non-cash acquisition/divestiture-related expenses, gains and losses (which may include third-party fees and expenses, integration, restructuring and consolidation expenses, amortization of acquired inventory fair value step-up and gains and losses on the sale of certain assets), gains and losses on extinguishment of debt, impairment of assets held for sale, impairment of intangible assets, and non-recurring expenses, gains and losses), “segment adjusted EBITDA” (adjusted EBITDA for business segments), “segment adjusted expenses” (primarily includes cost of goods sold and other expenses incurred by the Company’s business segments to run day-to-day operations, excluding unallocated corporate items, depreciation and amortization, acquisition/divestiture-related and non-recurring expenses, impairment of intangible assets, goodwill and assets held for sale, gains and losses on sales of assets, interest expense, and income tax expense or benefit), “adjusted gross profit” (gross profit adjusted for acquisition/divestiture-related expenses and non-recurring expenses included in cost of goods sold) and “adjusted gross profit percentage” (gross profit as a percentage of net sales adjusted for acquisition/divestiture-related expenses and non-recurring expenses included in cost of goods sold) are “non-GAAP financial measures.” A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States (GAAP) in B&G Foods’ consolidated balance sheets and related consolidated statements of operations, comprehensive income (loss), changes in stockholders’ equity and cash flows. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. The Company’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

The Company uses non-GAAP financial measures to adjust for certain items that affect comparability. This information is provided in order to allow investors to make meaningful comparisons of the Company’s operating performance between periods and to view the Company’s business from the same perspective as the Company’s management. Because the Company cannot predict the timing and amount of these items that affect comparability, management does not consider these items when evaluating the Company’s performance or when making decisions regarding allocation of resources.

Additional information regarding EBITDA, adjusted EBITDA, segment adjusted EBITDA and reconciliations of EBITDA, adjusted EBITDA and segment adjusted EBITDA to net (loss) income and, in the case of EBITDA and adjusted EBITDA, to net cash provided by operating activities, is included below for the fourth quarter and full year 2024 and 2023, along with the components of EBITDA, adjusted EBITDA and segment adjusted EBITDA. Also included below are reconciliations of the non-GAAP terms adjusted net income, adjusted diluted earnings per share and base business net sales to the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s consolidated balance sheets and related consolidated statements of operations, comprehensive loss, changes in stockholders’ equity and cash flows.

End Notes

(1)	Please see “About Non-GAAP Financial Measures and Items Affecting Comparability” above for the definition of the non-GAAP financial measures “base business net sales,” “adjusted diluted earnings per share,” “adjusted net income ,” “EBITDA,” “adjusted EBITDA,” “segment adjusted EBITDA,” “segment adjusted expenses,” “adjusted gross profit” and “adjusted gross profit percentage,” as well as information concerning certain items affecting comparability and reconciliations of the non-GAAP terms to the most comparable GAAP financial measures.
(2)	Segment net sales, segment adjusted expenses and segment adjusted EBITDA are the primary measures used by the Company’s chief operating decision maker (CODM) to evaluate segment operating performance and to decide how to allocate resources to segments. The Company’s CODM is the Company’s chief executive officer. Segment adjusted expenses and segment adjusted EBITDA exclude unallocated corporate items, depreciation and amortization, acquisition/divestiture-related and non-recurring expenses, impairment of intangible assets, gains and losses on sales of assets, interest expense, and income tax expense or benefit. Unallocated corporate items consist of centrally managed corporate functions, including selling, marketing, procurement, centralized administrative functions, insurance, and other similar expenses not directly tied to segment operating performance. Depreciation and amortization expenses are neither maintained nor available by business segment, as the Company’s manufacturing, warehouse, and distribution activities are centrally managed. These items that are centrally managed at the corporate level, and therefore excluded from the measures of segment adjusted expenses and segment adjusted EBITDA, are reviewed by the CODM. Expenses that are managed centrally but can be attributed to a segment, such as warehousing and transportation expenses, are generally allocated to segments based on net sales.

NM – Not meaningful.

About B&G Foods, Inc.

Based in Parsippany, New Jersey, B&G Foods and its subsidiaries manufacture, sell and distribute high-quality, branded shelf-stable and frozen foods across the United States, Canada and Puerto Rico. With B&G Foods’ diverse portfolio of more than 50 brands you know and love, including B&G, B&M, Bear Creek, Cream of Wheat, Crisco, Dash, Green Giant, Las Palmas, Le Sueur, Mama Mary’s, Maple Grove Farms, New York Style, Ortega, Polaner, Spice Islands and Victoria, there’s a little something for everyone. For more information about B&G Foods and its brands, please visit www.bgfoods.com.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” The forward-looking statements contained in this press release include, without limitation, statements related to B&G Foods’ expectations regarding net sales, adjusted EBITDA and adjusted diluted earnings per share and B&G Foods’ overall expectations for fiscal 2025 and beyond, including our expectations as to first half fiscal 2025 trends and sequential improvement in the second half of the year. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “projects,” “intends,” “anticipates,” “assumes,” “could,” “should,” “estimates,” “potential,” “seek,” “predict,” “may,” “will” or “plans” and similar references to future periods to be uncertain and forward-looking. Factors that may affect actual results include, without limitation: the Company’s substantial leverage; the effects of rising costs for and/or decreases in supply of the Company’s commodities, ingredients, packaging, other raw materials, distribution and labor; crude oil prices and their impact on distribution, packaging and energy costs; the Company’s ability to successfully implement sales price increases and cost saving measures to offset any cost increases; intense competition, changes in consumer preferences, demand for the Company’s products and local economic and market conditions; the Company’s continued ability to promote brand equity successfully, to anticipate and respond to new consumer trends, to develop new products and markets, to broaden brand portfolios in order to compete effectively with lower priced products and in markets that are consolidating at the retail and manufacturing levels and to improve productivity; the ability of the Company and its supply chain partners to continue to operate manufacturing facilities, distribution centers and other work locations without material disruption, and to procure ingredients, packaging and other raw materials when needed despite disruptions in the supply chain or labor shortages; the impact pandemics or disease outbreaks, may have on the Company’s business, including among other things, the Company’s supply chain, manufacturing operations or workforce and customer and consumer demand for the Company’s products; the Company’s ability to recruit and retain senior management and a highly skilled and diverse workforce at the Company’s corporate offices, manufacturing facilities and other locations despite a very tight labor market and changing employee expectations as to fair compensation, an inclusive and diverse workplace, flexible working and other matters; the risks associated with the expansion of the Company’s business; the Company’s possible inability to identify new acquisitions or to integrate recent or future acquisitions or the Company’s failure to realize anticipated revenue enhancements, cost savings or other synergies from recent or future acquisitions; the Company’s ability to successfully complete the integration of recent or future acquisitions into the Company’s enterprise resource planning (ERP) system; tax reform and legislation, including the effects of the Infrastructure Investment and Jobs Act, U.S. Tax Cuts and Jobs Act and the U.S. CARES Act, and future tax reform or legislation; the Company’s ability to access the credit markets and the Company’s borrowing costs and credit ratings, which may be influenced by credit markets generally and the credit ratings of the Company’s competitors; unanticipated expenses, including, without limitation, litigation or legal settlement expenses; the effects of currency movements of the Canadian dollar and the Mexican peso as compared to the U.S. dollar; the effects of international trade disputes, tariffs, quotas, and other import or export restrictions on the Company’s international procurement, sales and operations; future impairments of the Company’s goodwill and intangible assets; the Company’s ability to protect information systems against, or effectively respond to, a cybersecurity incident, other disruption or data leak; the Company’s ability to successfully implement the Company’s sustainability initiatives and achieve the Company’s sustainability goals, and changes to environmental laws and regulations; and other factors that affect the food industry generally, including: recalls if products become adulterated or misbranded, liability if product consumption causes injury, ingredient disclosure and labeling laws and regulations and the possibility that consumers could lose confidence in the safety and quality of certain food products; competitors’ pricing practices and promotional spending levels; fluctuations in the level of the Company’s customers’ inventories and credit and other business risks related to the Company’s customers operating in a challenging economic and competitive environment; and the risks associated with third-party suppliers and co-packers, including the risk that any failure by one or more of the Company’s third-party suppliers or co-packers to comply with food safety or other laws and regulations may disrupt the Company’s supply of raw materials or certain finished goods products or injure the Company’s reputation. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in its subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. B&G Foods undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:
Investor Relations:	Media Relations:
ICR, Inc.	ICR, Inc.
Anna Kate Heller	Matt Lindberg
bgfoodsIR@icrinc.com	203.682.8214

B&G Foods, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	December 28,	December 30,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$50,583	$41,094
Trade accounts receivable, net	172,260	143,015
Inventories	511,232	568,980
Prepaid expenses and other current assets	38,301	41,747
Income tax receivable	9,068	7,988
Total current assets	781,444	802,824

Property, plant and equipment, net	278,119	302,288
Operating lease right-of-use assets	55,431	70,046
Finance lease right-of-use assets	773	1,832
Goodwill	548,231	619,399
Other intangible assets, net	1,285,946	1,627,836
Other assets	34,788	23,484
Deferred income taxes	9,320	15,581
Total assets	$2,994,052	$3,463,290

Liabilities and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$113,209	$123,778
Accrued expenses	83,960	83,217
Current portion of operating lease liabilities	17,963	16,939
Current portion of finance lease liabilities	726	1,070
Current portion of long-term debt	5,625	22,000
Income tax payable	344	475
Dividends payable	15,038	14,939
Total current liabilities	236,865	262,418

Long-term debt, net of current portion	2,014,823	2,023,088
Deferred income taxes	168,027	267,053
Long-term operating lease liabilities, net of current portion	37,697	53,724
Long-term finance lease liabilities, net of current portion	—	726
Other liabilities	11,833	20,818
Total liabilities	2,469,245	2,627,827

Stockholders’ equity:
Preferred stock, $0.01 par value per share. Authorized 1,000,000 shares; no shares issued or outstanding	—	—
Common stock, $0.01 par value per share. Authorized 125,000,000 shares; 79,144,800 and 78,624,419 shares issued and outstanding as of December 28, 2024 and December 30, 2023, respectively	791	786
Additional paid-in capital	—	46,990
Accumulated other comprehensive (loss) income	(4,743)	2,597
Retained earnings	528,759	785,090
Total stockholders’ equity	524,807	835,463
Total liabilities and stockholders’ equity	$2,994,052	$3,463,290

B&G Foods, Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Fourth Quarter Ended		Fiscal Year Ended
	December 28,	December 30,	December 28,	December 30,
	2024	2023	2024	2023
Net sales	$551,568	$578,128	$1,932,454	$2,062,313
Cost of goods sold	432,881	452,957	1,510,504	1,606,792
Gross profit	118,687	125,171	421,950	455,521

Operating expenses:
Selling, general and administrative expenses	50,340	53,246	188,068	196,044
Amortization expense	5,111	5,111	20,444	20,760
Impairment of goodwill	—	—	70,580	—
Loss on sales of assets	—	4,764	135	137,798
Impairment of intangible assets	320,000	20,500	320,000	20,500
Operating (loss) income	(256,764)	41,550	(177,277)	80,419

Other expenses (income):
Interest expense, net	39,648	40,225	157,447	151,333
Other income	(1,081)	(962)	(4,215)	(3,781)
(Loss) income before income tax benefit	(295,331)	2,287	(330,509)	(67,133)
Income tax benefit	(72,917)	(288)	(79,258)	(935)
Net (loss) income	$(222,414)	$2,575	$(251,251)	$(66,198)

Weighted average shares outstanding:
Basic	79,152	78,624	79,012	74,267
Diluted	79,152	78,624	79,012	74,267

(Loss) earnings per share:
Basic	$(2.81)	$0.03	$(3.18)	$(0.89)
Diluted	$(2.81)	$0.03	$(3.18)	$(0.89)

Cash dividends declared per share	$0.190	$0.190	$0.760	$0.760

B&G Foods, Inc. and Subsidiaries

Net Sales, Expenses and Adjusted EBITDA by Segment and

Reconciliation of Segment Adjusted EBITDA to Net (Loss) Income

(In thousands)

(Unaudited)

	Fourth Quarter Ended		Fiscal Year Ended
	December 28,	December 30,	December 28,	December 30,
	2024	2023	2024	2023
Segment net sales:
Specialty	$216,732	$227,263	$679,076	$722,429
Meals	122,895	125,327	462,397	477,567
Frozen & Vegetables	110,137	128,546	395,785	473,570
Spices & Flavor Solutions	101,804	96,992	395,196	388,747
Total segment net sales	551,568	578,128	1,932,454	2,062,313

Segment adjusted expenses:
Specialty	156,786	170,059	508,939	552,016
Meals	94,635	97,239	361,344	374,521
Frozen & Vegetables	113,412	127,117	386,263	446,482
Spices & Flavor Solutions	75,781	71,612	284,348	276,502
Total segment adjusted expenses	440,614	466,027	1,540,894	1,649,521

Segment adjusted EBITDA:
Specialty	59,946	57,204	170,137	170,413
Meals	28,260	28,088	101,053	103,046
Frozen & Vegetables	(3,275)	1,429	9,522	27,088
Spices & Flavor Solutions	26,023	25,380	110,848	112,245
Total segment adjusted EBITDA	110,954	112,101	391,560	412,792

Unallocated corporate expenses	24,875	25,326	96,147	94,797
Adjusted EBITDA	$86,079	$86,775	$295,413	$317,995

Depreciation and amortization	$16,905	$17,034	$68,614	$69,620
Acquisition/divestiture-related and non-recurring expenses	4,649	1,965	8,938	5,877
Impairment of goodwill	—	—	70,580	—
Loss on sales of assets	—	4,764	135	137,798
Impairment of intangible assets	320,000	20,500	320,000	20,500
Impairment of property, plant and equipment, net	208	—	208	—
Interest expense, net	39,648	40,225	157,447	151,333
Income tax benefit	(72,917)	(288)	(79,258)	(935)
Net (loss) income	$(222,414)	$2,575	$(251,251)	$(66,198)

B&G Foods, Inc. and Subsidiaries

Items Affecting Comparability

Reconciliation of Net (Loss) Income to EBITDA(1) and Adjusted EBITDA(1)

(In thousands)

(Unaudited)

	Fourth Quarter Ended		Fiscal Year Ended
	December 28,	December 30,	December 28,	December 30,
	2024	2023	2024	2023
Net (loss) income	$(222,414)	$2,575	$(251,251)	$(66,198)
Income tax benefit	(72,917)	(288)	(79,258)	(935)
Interest expense, net(2)	39,648	40,225	157,447	151,333
Depreciation and amortization	16,905	17,034	68,614	69,620
EBITDA(1)	(238,778)	59,546	(104,448)	153,820
Acquisition/divestiture-related and non-recurring expenses(3)	4,649	1,965	8,938	5,877
Impairment of goodwill(4)	—	—	70,580	—
Loss on sales of assets(5)	—	4,764	135	137,798
Impairment of property, plant and equipment, net	208	—	208	—
Impairment of intangible assets(6)	320,000	20,500	320,000	20,500
Adjusted EBITDA(1)	$86,079	$86,775	$295,413	$317,995

B&G Foods, Inc. and Subsidiaries

Items Affecting Comparability

Reconciliation of Net Cash Provided by Operating Activities to EBITDA(1) and Adjusted EBITDA(1)

(In thousands)

(Unaudited)

	Fourth Quarter Ended		Fiscal Year Ended
	December 28,	December 30,	December 28,	December 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$80,348	$92,078	$130,914	$247,759
Income tax benefit	(72,917)	(288)	(79,258)	(935)
Interest expense, net(2)	39,648	40,225	157,447	151,333
Impairment of goodwill(4)	—	—	(70,580)	—
(Loss) gain on extinguishment of debt(2)	(188)	(457)	(2,126)	911
Loss on sales of assets and impairment of property, plant and equipment(5)	(300)	(4,799)	(558)	(138,523)
Deferred income taxes	82,139	7,455	99,107	26,395
Amortization of deferred debt financing costs and bond discount/premium	(1,391)	(1,819)	(5,928)	(7,510)
Share-based compensation expense	(1,869)	(1,739)	(8,664)	(7,191)
Changes in assets and liabilities, net of effects of business combinations	(44,248)	(50,610)	(4,802)	(97,919)
Impairment of intangible assets(7)	(320,000)	(20,500)	(320,000)	(20,500)
EBITDA(1)	(238,778)	59,546	(104,448)	153,820
Acquisition/divestiture-related and non-recurring expenses(3)	4,649	1,965	8,938	5,877
Impairment of goodwill	—	—	70,580	—
Loss on sales of assets(5)	—	4,764	135	137,798
Impairment of property, plant and equipment, net	208	—	208	—
Impairment of intangible assets(7)	320,000	20,500	320,000	20,500
Adjusted EBITDA(1)	$86,079	$86,775	$295,413	$317,995

B&G Foods, Inc. and Subsidiaries

Items Affecting Comparability

Reconciliation of Net (Loss) Income to Adjusted Net Income(8) and Adjusted Diluted Earnings per Share(8)

(In thousands, except per share data)

(Unaudited)

	Fourth Quarter Ended		Fiscal Year Ended
	December 28,	December 30,	December 28,	December 30,
	2024	2023	2024	2023
Net (loss) income	$(222,414)	$2,575	$(251,251)	$(66,198)
Loss (gain) on extinguishment of debt(2)	188	457	2,126	(911)
Debt financing costs(8)	—	—	1,140	—
Acquisition/divestiture-related and non-recurring expenses(3)	4,649	1,965	8,938	5,877
Impairment of goodwill(4)	—	—	70,580	—
Loss on sales of assets(5)	—	4,764	135	137,798
Accelerated amortization of deferred debt financing costs(9)	—	—	456	—
Impairment of intangible assets(6)	320,000	20,500	320,000	20,500
Impairment of property, plant and equipment, net	208	—	208	—
Tax adjustment related to Back to Nature divestiture(10)	—	—	—	14,736
Tax true-up(11)	1,636	—	2,282	—
Tax effects of non-GAAP adjustments(12)	(79,636)	(6,712)	(98,876)	(37,925)
Adjusted net income(7)	$24,631	$23,549	$55,738	$73,877
Adjusted diluted earnings per share(7)	$0.31	$0.30	$0.70	$0.99

(1)	EBITDA and adjusted EBITDA are non-GAAP financial measures used by management to measure operating performance. A non-GAAP financial measure is defined as a numerical measure of the Company’s financial performance that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s consolidated balance sheets and related consolidated statements of operations, comprehensive loss, changes in stockholders’ equity and cash flows. The Company defines EBITDA as net income (loss) before net interest expense, income taxes, and depreciation and amortization. The Company defines adjusted EBITDA as EBITDA adjusted for cash and non-cash acquisition/divestiture-related expenses, gains and losses (which may include third-party fees and expenses, integration, restructuring and consolidation expenses, amortization of acquired inventory fair value step-up, and gains and losses on the sale of certain assets); gains and losses on extinguishment of debt; impairment of assets held for sale; impairment of intangible assets; and non-recurring expenses, gains and losses.

Management believes that it is useful to eliminate these items because it allows management to focus on what it deems to be a more reliable indicator of ongoing operating performance and the Company’s ability to generate cash flow from operations. The Company uses EBITDA and adjusted EBITDA in the Company’s business operations to, among other things, evaluate the Company’s operating performance, develop budgets and measure the Company’s performance against those budgets, determine employee bonuses and evaluate the Company’s cash flows in terms of cash needs. The Company also presents EBITDA and adjusted EBITDA because the Company believes they are useful indicators of the Company’s historical debt capacity and ability to service debt and because covenants in the Company’s credit agreement, the Company’s senior secured notes indenture and the Company’s senior notes indenture contain ratios based on these measures. As a result, reports used by internal management during monthly operating reviews feature the EBITDA and adjusted EBITDA metrics. However, management uses these metrics in conjunction with traditional GAAP operating performance and liquidity measures as part of its overall assessment of company performance and liquidity, and therefore does not place undue reliance on these measures as its only measures of operating performance and liquidity.

EBITDA and adjusted EBITDA are not recognized terms under GAAP and do not purport to be alternatives to operating income (loss), net income (loss) or any other GAAP measure as an indicator of operating performance. EBITDA and adjusted EBITDA are not complete net cash flow measures because EBITDA and adjusted EBITDA are measures of liquidity that do not include reductions for cash payments for an entity’s obligation to service its debt, fund its working capital, capital expenditures and acquisitions and pay its income taxes and dividends. Rather, EBITDA and adjusted EBITDA are potential indicators of an entity’s ability to fund these cash requirements. EBITDA and adjusted EBITDA are not complete measures of an entity’s profitability because they do not include certain costs and expenses and gains and losses described above. Because not all companies use identical calculations, this presentation of EBITDA and adjusted EBITDA may not be comparable to other similarly titled measures of other companies. However, EBITDA and adjusted EBITDA can still be useful in evaluating the Company’s performance against the Company’s peer companies because management believes these measures provide users with valuable insight into key components of GAAP amounts.

(2)	Net interest expense for fiscal 2024 includes a loss on extinguishment of debt of $2.1 million (or $1.6 million, net of tax), $1.3 million of which relates to the refinancing of tranche B term loans and $0.6 million of which relates to the refinancing of revolving credit loans during the third quarter of 2024, and $0.2 million of which relates to the Company’s redemption in full of its then remaining outstanding 5.25% senior notes due 2025 during the fourth quarter of 2024.

Net interest expense for fiscal 2023 was reduced by $0.9 million (or $0.7 million, net of tax), as a result of a net gain on extinguishment of debt related to the Company’s 5.25% senior notes due 2025. During fiscal 2023, the Company repurchased $79.2 million aggregate principal amount of its 5.25% senior notes due 2025 in the open market at discounted repurchase prices and recorded a gain of $1.9 million, net of the accelerated amortization of deferred debt financing costs of $0.3 million. In addition, in October 2023, the Company redeemed $555.4 million aggregate principal amount of its 5.25% senior notes due 2025 at par and recorded a loss resulting from the accelerated amortization of deferred debt financing costs of $1.0 million.

(3)	Acquisition/divestiture-related and non-recurring expenses primarily include acquisition, integration and divestiture-related expenses for prior and potential future acquisitions and divestitures, and non-recurring expenses.
(4)	In connection with the Company’s transition from one reportable segment to four reportable segments during the first quarter of 2024, the Company reassigned assets and liabilities, including goodwill, between four reporting units (which are the same as the Company’s reportable segments). The Company completed a goodwill impairment test, both prior to and subsequent to the change in reporting structure, comparing the fair values of the reporting units to the carrying values. The goodwill impairment test resulted in the Company recognizing pre-tax, non-cash goodwill impairment charges of $70.6 million (or $53.4 million, net of tax) within its Frozen & Vegetables reporting unit during the first quarter of 2024.
(5)	In connection with the divestiture of the Company’s Green Giant U.S. shelf-stable product line during the fourth quarter of 2023, the Company recorded pre-tax, non-cash impairment charges of $132.9 million (or $100.4 million, net of tax) relating to the assets held for sale during the third quarter of 2023. During the fourth quarter of 2023, the Company completed the Green Giant U.S. shelf-stable divestiture and recorded a loss on sale of $4.8 million (or $3.6 million, net of tax) during the quarter, resulting in a total loss on sale during fiscal 2023 of $137.7 million (or $104.0 million, net of tax) and an additional $0.1 million during the first quarter of fiscal 2024.

On the first business day of fiscal 2023, the Company completed the Back to Nature divestiture and recorded a loss on the sale of $0.1 million.

(6)	During the fourth quarter of 2024, the Company recorded pre-tax, non-cash impairment charges of $320.0 million (or $241.6 million, net of tax) related to intangible trademark assets for the Green Giant, Victoria, Static Guard and McCann’s brands.

During the fourth quarter of 2023, the Company recorded pre-tax, non-cash impairment charges of $20.5 million (or $15.5 million, net of tax) related to intangible trademark assets for the Baker’s Joy, Molly McButter, Sugar Twin, and New York Flatbreads brands. The Company partially impaired the Baker’s Joy and Sugar Twin brands, and the Company fully impaired the Molly McButter and New York Flatbreads brands.

(7)	Adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures used by management to measure operating performance. The Company defines adjusted net income and adjusted diluted earnings per share as net income (loss) and diluted earnings (loss) per share adjusted for certain items that affect comparability. These non-GAAP financial measures reflect adjustments to net income (loss) and diluted earnings (loss) per share to eliminate the items identified in the reconciliation above. This information is provided in order to allow investors to make meaningful comparisons of the Company’s operating performance between periods and to view the Company’s business from the same perspective as the Company’s management. Because the Company cannot predict the timing and amount of these items, management does not consider these items when evaluating the Company’s performance or when making decisions regarding allocation of resources.
(8)	Debt financing costs for fiscal 2024 reflects the portion of debt financing costs incurred in connection with the Company’s refinancing of the Company’s senior secured credit facility that is included in net interest expense for fiscal 2024. Of the $1.1 million (or $0.9 million, net of tax) included in net interest expense for fiscal 2024, $0.7 million relates to the refinancing of revolving credit loans and $0.4 million relates to the refinancing of tranche B term loans.
(9)	Net interest expense for fiscal 2024 includes the accelerated amortization of deferred debt financing costs of $0.5 million (or $0.3 million, net of tax), resulting from the Company’s prepayment of $21.3 million aggregate principal amount of tranche B term loans and repurchase of $0.7 million aggregate principal amount of 8.00% senior secured notes due 2028 during the second quarter of 2024.
(10)	As a result of the Back to Nature divestiture, the Company incurred a capital loss for tax purposes, for which the Company recorded a deferred tax asset during the first quarter of 2023. A valuation allowance has been recorded against this deferred tax asset, which negatively impacted the Company’s first quarter of 2023 income taxes by $14.7 million, or $0.21 per share.
(11)	Tax true-up for the fourth quarter and full year 2024 relates to return to provision adjustments in the U.S., Mexico and Canada.
(12)	Represents the tax effects of the non-GAAP adjustments listed above, assuming a tax rate of 24.5%.

B&G Foods, Inc. and Subsidiaries

Items Affecting Comparability

Reconciliation of Net Sales to Base Business Net Sales(1)

(In thousands)

(Unaudited)

	Fourth Quarter Ended		Fiscal Year Ended
	December 28,	December 30,	December 28,	December 30,
	2024	2023	2024	2023
Net sales	$551,568	$578,128	$1,932,454	$2,062,313
Net sales from discontinued or divested brands(2)	—	(15,813)	106	(64,333)
Base business net sales	$551,568	$562,315	$1,932,560	$1,997,980

(1)	Base business net sales is a non-GAAP financial measure used by management to measure operating performance. The Company defines base business net sales as the Company’s net sales excluding (1) the net sales of acquisitions until the net sales from such acquisitions are included in both comparable periods and (2) net sales of discontinued or divested brands. The portion of current period net sales attributable to recent acquisitions for which there is no corresponding period in the comparable period of the prior year is excluded. For each acquisition, the excluded period starts at the beginning of the most recent fiscal period being compared and ends on the first anniversary of the acquisition date. For discontinued or divested brands, the entire amount of net sales is excluded from each fiscal period being compared. The Company has included this financial measure because management believes it provides useful and comparable trend information regarding the results of the Company’s business without the effect of the timing of acquisitions and the effect of discontinued or divested brands.
(2)	For the fourth quarter and fiscal 2023, reflects net sales of the Green Giant U.S. shelf-stable product line, which was divested on November 8, 2023, partially offset by a net credit paid to customers relating to discontinued brands. For fiscal 2024, reflects a net credit paid to customers relating to discontinued and divested brands.

B&G Foods, Inc. and Subsidiaries

Items Affecting Comparability

Reconciliation of Gross Profit to Adjusted Gross Profit(1) and

Gross Profit Percentage to Adjusted Gross Profit Percentage(1)

(In thousands, except percentages)

(Unaudited)

	Fourth Quarter Ended		Fiscal Year Ended
	December 28,	December 30,	December 28,	December 30,
	2024	2023	2024	2023
Gross profit	$118,687	$125,171	$421,950	$455,521
Acquisition/divestiture-related expenses and non-recurring expenses included in cost of goods sold(2)	3,658	1,568	5,979	2,921
Adjusted gross profit(1)	$122,345	$126,739	$427,929	$458,442

Gross profit percentage	21.5%	21.7%	21.8%	22.1%
Acquisition/divestiture-related expenses and non-recurring expenses included in cost of goods sold as a percentage of net sales	0.7%	0.3%	0.3%	0.1%
Adjusted gross profit percentage(1)	22.2%	21.9%	22.1%	22.2%

(1)	Adjusted gross profit and adjusted gross profit percentage are non-GAAP financial measures used by management to measure operating performance. The Company defines adjusted gross profit as gross profit adjusted for acquisition/divestiture-related expenses and non-recurring expenses included in cost of goods sold and adjusted gross profit percentage as gross profit percentage (i.e., gross profit as a percentage of net sales) adjusted for acquisition/divestiture-related expenses and non-recurring expenses included in cost of goods sold. These non-GAAP financial measures reflect adjustments to gross profit and gross profit percentage to eliminate the items identified in the reconciliation above. This information is provided in order to allow investors to make meaningful comparisons of the Company’s operating performance between periods and to view the Company’s business from the same perspective as the Company’s management. Because the Company cannot predict the timing and amount of these items, management does not consider these items when evaluating the Company’s performance or when making decisions regarding allocation of resources.
(2)	Acquisition/divestiture-related expenses and non-recurring expenses included in cost of goods sold primarily include acquisition, integration and divestiture-related expenses for prior and potential future acquisitions and divestitures, and non-recurring expenses.